                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 5, 2000




                           EXPLORE TECHNOLOGIES INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Nevada                                            88-0419476
--------------------------------                       ---------------------------------
(State or other jurisdiction of                        (IRS Employer Identification No.)
incorporation or organization)


Suite 201-1166 Alberni Street                          V6E 3Z3
Vancouver British Columbia
--------------------------                             ---------------
(Address of principal executive offices)               (Zip Code)


Issuer's telephone number,including area code:         604-681-2274
                                                       ------------------


Suite 505 - 1155 Robson Street
Vancouver, British Columbia, Canada                    V6E 1B5
-----------------------------------                    -------
(Former name, former address and former fiscal year, if changed since last report)
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Item 1.   CHANGES IN CONTROL OF REGISTRANT

None


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On October 5, 2000 the Company entered into an Acquisition Agreement with UWANTCASH.com, Inc. whereby Explore shall acquire 100% of the issued and outstanding common and preferred shares of UWANTCASH.com, Inc. Following the acquisition Explore will continue to operate as a holding company and UWANTCASH.com, Inc. will continue to operate as a wholly owned subsidiary.

The acquisition for the UWANTCASH.com, Inc. common stock has been agreed upon as to 5 million shares of the common stock of Explore.

UWANTCASH.com, Inc. is an internet-based marketing company which has developed proprietary software.


Item 3.   BANKRUPTCY OR RECEIVERSHIP

None


Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None


Item 5.   OTHER EVENTS

None


Item 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS


On November 30 2000, the following director and officer resigned his position with the Company:

Director/Officer      Position Held               Date of Resignation
----------------      -------------               -------------------

Charlo Barbosa        Chief Executive Officer,    November 30, 2000
                      Director
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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

The most recent financial information for the Company can be found in its Form 10Q-SB filed by the Company with the SEC for the period ending October 31, 2000. Such information is incorporated by reference herein.

Exhibit Number      Description

1                   Acquisition Agreement


Item 8.   CHANGE IN FISCAL YEAR

None



                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



EXPLORE TECHNOLOGIES, INC.



/s/ Rod Jao
-------------

Rod Jao, Director



Date:  December 12, 2000